Exhibit 10.7

SING INVESTMENTS & FINANCE LIMITED
Co. Reg. No:196400348D

Our Ref: 28919/DP/JT/MY	Page 1 of 7
7 September 2020

M/s Premium Catering Private Ltd.	Private & Confidential
6 Woodlands Walk
Singapore 738398

Dear Sirs,

TEMPORARY BRIDGING LOAN (“TBL”) UNDER THE ENTERPRISE FINANCING SCHEME (“EFS”) (FORMERLY KNOWN AS LOCAL ENTERPRISE FINANCE SCHEME (“LEFS”))

We are pleased to inform you that our Company has agreed to grant you a Temporary Bridging Loan (“TBL”) under the Enterprise Financing Scheme (“EFS”) (hereinafter referred to as “the Loan”) upon the following terms and conditions:-

1	The Loan

1.1	Loan amount

S$1,000,000.00

1.2	Interest Rate

3.2500% per annum with monthly rests, or such other rates as determined by us and/or Enterprise Singapore formerly known as SPRING Singapore (“Enterprise Singapore’’) from time to time at our absolute discretion.

1.3	Repayment

5 years by 60 monthly instalments of S$18,080.00 each or such amount as determined by us, the first of such instalment shall be paid one month after the release of the loan amount or any part thereof and thereafter every subsequent instalment shall be paid on the corresponding day of every succeeding month until the loan amount, interest and all the monies due and owing to us are fully settled.

1.4	Purpose of The Loan
The Loan shall be used for Working Capital purposes and shall not be used for repayment of your existing commercial facility(ies) with us and/or any other lender.

2	Guarantors

2.1	The following shall stand jointly and severally as guarantors for the Loan. You shall procure the guarantors to execute the Guarantee & Indemnity in our favour at your costs and expenses.

Mr Gao Lianquan	S7770623B
Mr Liu Sijian	S8430559F
Mr Tong Teck Chye (Dong Decai)	S7936074J

2.2	All new directors who have been appointed at any time during the tenure of the Loan (including new directors appointed prior to the disbursement of the Loan) shall stand jointly and severally as additional guarantors for the Loan. You shall procure the guarantors to execute a fresh Guarantee and Indemnity in our favour at your costs and expenses.

Head Office	Ang Mo Kio Branch	Bedok Branch	Jurong Branch

96 Robinson Road	Blk 715 #01’4006	Blk 202 #01’479/481	Blk 131 #01-255
#01-01 SIF Building	Ang Mo Kio Ave 6	Bedok North Street 1	Jurong Gateway Road
Singapore 068899	Singapore 560715	Singapore 460202	Singapore 600131
Tel: 6305 0300	Tel: 6456 0588	Tel: 6445 9596	Tel: 6775 7248
Fax: 6305 0418	Fax: 6456 9715	Fax: 6449 3254	Fax: 6775 3463

SING INVESTMENTS & FINANCE LIMITED	Continuation Sheet
Co. Reg. No:196400348D

M/s Premium Catering Private Ltd.	Page 2 of 7
7 September 2020

2.3	You must submit to us a photocopy of the identity card or passport of the following person(s), where applicable:

a.	each guarantor;
b.	each director;
c.	each authorized signatory who is not a director;
d.	each individual shareholder owning more than 10% of your shareholdings; and
e.	each ultimate beneficial owner of your corporate shareholder owning more than 10% of your shareholdings.

2.4	Your attention is drawn to Condition 3 of the attached Standard Terms and Conditions Governing Business Loans and/or Facilities.

3	Current Account

3.1	You are required to open a Current Account with us to facilitate the day-to-day operations of your business (including but not limited to loan disbursement, loan repayment and/or set off) for so long as any monies remain due and owing to us under the Loan.

3.2	The Current Account is subject to the attached Standard Terms and Conditions Governing the Current Account [T&C_SIF_Current Account_June 2018] and all amendments, additions, supplements and substitutions thereto.

3.3	A minimum deposit of S$2,000.00 is required for the opening of the Current Account. The aforesaid minimum deposit shall be maintained in the Current Account at all times otherwise a charge will be imposed. We reserve the right to vary the aforesaid minimum deposit from time to time at our sole and absolute discretion.

3.4	The list of fees and charges relating to the Current Account is annexed hereto.

4	Pre-Disbursement Conditions

Prior to our disbursement of the Loan, you must:

4.1	Forward to us the application form under the EFS duly completed and signed;

4.2	Forward to us the Safe Distancing Advisory Guidelines (SDAG) Declaration Form duly completed and signed; and

4.3	Such other pre-disbursement conditions as may be required by us.

4.4	Compliance and fulfillment of all the pre-disbursement conditions set out in the Standard Terms and Conditions governing Business Loans and/or Facilities and the Standard Terms and Conditions Governing the Current Account.

5	SIF’s and Enterprise Singapore’s Reservation

We reserve the right at any time to take such action as we deem fit including but not limited to cancelling the undisbursed Loan and to recover the outstanding Loan, interest, overdue interest and all monies due and owing to us and all legal costs and expenses on a full indemnity basis incurred by us if any of the facts, declarations and/or statements in the SDAG Declaration Form, the loan application forms and any other documents submitted to us are false, incorrect, inaccurate or misleading and/or if you have withheld from us or distorted any material and relevant facts in the SDAG Declaration Form, the loan application forms and any other documents. Furthermore, if any of the facts, declarations and/or statements in the SDAG Deciaration Form are false, incorrect, inaccurate or misleading, Enterprise Singapore reserves the right to reject or revoke the grants and financing assistance schemes given or available to you and you shall be liable to refund the grants and all interests, rebates and subsidies, where applicable, to Enterprise Singapore.

SING INVESTMENTS & FINANCE LIMITED	Continuation Sheet
Co. Reg. No:196400348D

M/s Premium Catering Private Ltd.	Page 3 of 7
7 September 2020

6	Other Terms And Conditions

6.1	The terms and conditions under imposed by Enterprise Singapore from time to time shall apply to this Loan.

6.2	The Loan shall be subject to such further requirements/documentation at any time as may be determined by Enterprise Singapore and/or us and/or Enterprise Singapore’s solicitors and/or our solicitors at our absolute discretion.

6.3	Loan Processing Fee

A non-refundable loan processing fee of S$2,000.00 must be paid upon acceptance of this Letter of Offer.

6.4	Loan Default Processing Fee

(i)	S$80 or such other amount(s) as determined by us from time to time will be charged for each Reminder Letter issued by us to you and/or the Guarantor(s), if any, for payment of any outstanding arrears and/or monies due and owing to us (“the Outstanding Amounts”); and

(ii)	S$20 or such other amount(s) as determined by us from time to time will be charged for each Notice of Demand issued by us to you and/or the Guarantor(s), if any, for payment of the Outstanding Amounts.

7	Amendments of Terms And Conditions herein

We and/or Enterprise Singapore shall have the right to set, vary, amend, substitute, delete or add to the terms and conditions herein at our absolute discretion.

8	Loan Drawdown

8.1	All drawings under the Loan are at all times subject to availability of funds and such availability shall be determined by us at our sole and absolute discretion.

8.2	The first or full drawdown of the Loan (as the case may be) shall be effected within six (6) months from the date of our Letter of Offer, otherwise we reserve the right to cancel the Loan.

9	Loan Drawdown Notice

9.1	For first drawdown of the Loan, you are required to give us at least five (5) business days’ notice.

9.2	For subsequent drawdown of the Loan (if any), you are required to give us at least three (3) business days’ notice.

SING INVESTMENTS & FINANCE LIMITED	Continuation Sheet
Co. Reg. No:196400348D

M/s Premium Catering Private Ltd.	Page 4 of 7
7 September 2020

10	Duration of Offer

This offer is valid for fourteen (14) days from the date of this letter. However, we may extend the validity period of this offer by allowing you to return the signed copy of our Letter of Offer at such other time as we deem reasonable and upon such terms and conditions set by us.

11	Standard Terms and Conditions Governing Business Loans and/or Facilities

Save as varied and amended herein, the attached Standard Terms and Conditions Governing Business Loans and/or Facilities [T&C_SIF_Business Loans and/or Facilities_April 2018] and all amendments, supplements and substitutions thereto shall also apply to this loan. In the event of any inconsistency between the terms and conditions in this Letter of Offer and the Standard Terms and Conditions Governing Business Loans and/or Facilities [T&C_SIF_Business Loans and/or Facilities_April 2018] and all amendments, supplements and substitutions thereto, the terms and conditions in this Letter of Offer shall prevail. Our Standard Terms and Conditions Governing Business Loans and/or Facilities shall be amended as follows:-

1.	Deleting all references to “LEFS” and substituting the same with “EFS” which shall mean “Enterprise Financing Scheme”;
2.	Deleting all references to “LEFS Loans and/or Facilities” and substituting the same with “EFS Loans and/or Facilities”; and
3.	Deleting all references to “SPRING” and substituting the same with “Enterprise Singapore”.

Kindly confirm your acceptance and the guarantor(s)’ agreement of the above terms and conditions by returning to us the enclosed duplicate copy of this letter duly signed.

Yours Faithfully

/s/ Dave Poh	/s/ Chua Hwee Lian
Dave Poh	Chua Hwee Lian
First Vice President	First Vice President
Credit Marketing Department	Credit Documentation Department

SING INVESTMENTS & FINANCE LIMITED	Continuation Sheet
Co. Reg. No:196400348D

M/s Premium Catering Private Ltd.	Page 5 of 7
7 September 2020

ACCEPTANCE OF OFFER

To: Sing Investments & Finance Limited

I/We have read, understood and accepted the above terms and conditions. I/We hereby acknowledge receipt of this Letter of Offer, the Standard Terms and Conditions Governing Business Loans and/or Facilities and the Standard Terms and Conditions Governing the Current Account.

My/Our solicitor is:

Law Firm:

Lawyer:

/s/ Jackson Tan
Company’s stamp and Authorized Signatures	Witnessed by:
M/s Premium Catering Private Ltd.	Name: Jackson Tan
201207882E	Profession:
Date: 29/09/2020	Date: 29/09/2020

We hereby agree to stand jointly and severally as guarantors for the above Loan upon the above terms and conditions. We have read, understood, accepted and acknowledged receipt of this Letter of Offer, the Standard Terms and Conditions Governing Business Loans and/or Facilities and the Standard Terms and Conditions Governing the Current Account.

/s/ Mr Gao Lianquan	/s/ Jackson Tan
Mr Gao Lianquan	Witnessed by:
S7770623B	Name: Jackson Tan
Date: 29/09/2020	Profession:
Date: 29/09/2020

SING INVESTMENTS & FINANCE LIMITED	Continuation Sheet
Co. Reg. No:196400348D

M/s Premium Catering Private Ltd.	Page 6 of 7
7 September 2020

/s/ Mr Liu Sijian	/s/ Jackson Tan
Mr Liu Sijian	Witnessed by:
S8430559F	Name: Jackson Tan
Date: 29/09/2020	Profession:
Date: 29/09/2020

/s/ Mr Tong Teck Chye (Dong Decai)	/s/ Jackson Tan
Mr Tong Teck Chye (Dong Decai)	Witnessed by:
S7936074J	Name: Jackson Tan
Date: 29/09/2020	Profession:
Date: 29/09/2020

SING INVESTMENTS & FINANCE LIMITED	Continuation Sheet
Co. Reg. No:196400348D

M/s Premium Catering Private Ltd.	Page 7 of 7
7 September 2020

To: Sing Investments & Finance Limited

With immediate effect, I/we irrevocably authorize you to debit our Current Account that is to be opened with you to pay for all instalment(s), interest, fees, charges and/or other monies due and payable to you under the Loan account created pursuant to drawdown of the above Loan.

Authorised Signatories (and Company Stamp)

Name(s): ______________________________________

Designation: __________________________________

For and on behalf of ______________________________
(Insert Company Name)

Date: